Exhibit 31.2

CERTIFICATION

I, David M. Davis, certify that:

1.           I have reviewed this Quarterly Report on Form 10-Q/A of Global Eagle Entertainment Inc.

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 9, 2013	/s/ David M. Davis
David M. Davis
Chief Financial Officer and Treasurer
(principal financial officer)